UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 25, 2018

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

000-55182	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)
4521 Sharon Road, Suite 370 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)
(704) 448-5240
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry into a Material Definitive Agreement

Acquisition of Wholesale, LLC

On October 26, 2018 (the “Effective Date”), RumbleOn, Inc. (the “Company”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, the Company’s newly-formed acquisition subsidiary RMBL Tennessee, LLC, a Delaware limited liability company (“Merger Sub”), Wholesale Holdings, Inc., a Tennessee corporation (“Holdings”), Wholesale, LLC, a Tennessee limited liability company (“Wholesale”), Steven Brewster and Janelle Brewster (each a “Stockholder”, and together the “Stockholders”), Steven Brewster, a Tennessee resident, as the representative of each Stockholder (the “Representative”), and, for the limited purposes of Section 5.8, Marshall Chesrown and Steven R. Berrard, providing for the merger (the “Wholesale Merger”) of Holdings with and into Merger Sub, with Merger Sub surviving the Wholesale Merger as a wholly-owned subsidiary of the Company. On October 29, 2018, the Company entered into an Amendment to the Merger Agreement (the “Merger Agreement Amendment”) making a technical correction to the definition of “Parent Consideration Shares” contained in the Merger Agreement.

On October 30, 2018 (the “Closing Date”), the Company completed the Wholesale Merger. As consideration for the Wholesale Merger, the Company (i) paid cash consideration of $12,000,000, subject to certain customary post-closing adjustments, and (ii) issued to the Stockholders 1,317,329 shares (the “Stock Consideration”) of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.001 (the “Series B Preferred”), as described below.

The foregoing description of the Merger Agreement, the Merger Agreement Amendment, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and the Merger Agreement Amendment, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Acquisition of Wholesale Express

Also on the Effective Date, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company, Steven Brewster and Justin Becker (together the “Express Sellers”), and Steven Brewster as representative of the Express Sellers, pursuant to which the Company will acquire all of the membership interests (the “Express Acquisition”) in Wholesale Express, LLC, a Tennessee limited liability company (“Wholesale Express”). The Express Acquisition was completed on the Closing Date. As consideration for the Express Acquisition, the Company paid cash consideration of $4,000,000, subject to certain customary post-closing adjustments.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Wholesale Merger, on the Closing Date, the Company entered into a registration rights agreement, by and among the Company and the Stockholders who received the Stock Consideration (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement (i) the Stockholders were granted certain piggyback registration rights with respect to registration statements filed subsequent to the Closing Date and (ii) the Company agreed to file a resale registration statement for the Class B Common Stock underlying the Series B Preferred (the “Conversion Shares”) as soon as practicable after the issuance of the Conversion Shares and in any event within ten days of such issuance, and to use commercially reasonable efforts to cause it to become effective as promptly as practicable following such filing.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Merger Escrow Agreement

On the Closing Date, the Company together with the Representative entered into an escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”) pursuant to which the Company delivered 681,481 shares of the Stock Consideration (collectively, the “Escrow Shares”) to the Escrow Agent. The Escrow Shares will be available to secure claims that may arise with respect to the representations, warranties, covenants or indemnification obligations of the Stockholders and the Express Sellers subject to the terms and conditions in the Merger Agreement and the Purchase Agreement during the period of 12 months following the Closing Date in which case the Escrow Shares will serve to reimburse the Company, by the forfeiture of such shares, in accordance with the valuation of such Escrow Shares as set forth in the Escrow Agreement. The Escrow Agreement will terminate on the first anniversary of the date of the Escrow Agreement, at which time the Escrow Agent will disburse the Escrow Shares pursuant to the terms of the Escrow Agreement.

The foregoing description of the Escrow Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Escrow Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Wholesale Merger and the Express Acquisition is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Loan and Security Agreement

On the Closing Date, the Company, NextGen Pro, LLC, a Delaware limited liability company (“NextGen Pro”), RMBL Missouri, LLC, a Delaware limited liability company (“RMBL Missouri”), RMBL Texas, LLC, a Delaware limited liability company (“RMBL Texas,” and together with the Company, NextGen Pro, and RMBL Missouri, each, an “Existing Borrower”, and collectively, the “Existing Borrowers”), Merger Sub, Wholesale, Wholesale Express, RMBL Express, LLC, a Delaware limited liability company (“RMBL Express”, and together with Merger Sub, Wholesale and Wholesale Express, the “New Borrowers”; together with the Existing Borrowers, the “Borrowers”), Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as lender (in such capacity, “Lender”), and Hercules, in its capacity as administrative agent and collateral agent for Lender (in such capacities, “Agent”), entered into the First Amendment and Waiver to Loan and Security Agreement (the “Amendment”), amending that certain Loan and Security Agreement, dated as of April 30, 2018 (the “Loan Agreement”; as amended by the Amendment, the “Amended Loan Agreement”), by and among the Existing Borrowers, Lender and Agent.

Under the terms of the Amendment, $5,000,000 (less certain fees and expenses) were funded by Lender to the Borrowers in connection with the Closing Date (the “Tranche II Advance”). The Tranche II Advance has a maturity date of October 1, 2021 and an initial interest rate of 11.00%.

Advances under the Amended Loan Agreement (“Advances”) will bear interest at a per annum rate equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 5.75% or (ii) 10.25%, based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Tranche II Advance, and any future amounts that may be advanced under the Amended Loan Agreement, will be due and payable on October 1, 2021.

Upon any event of default, the Agent may, at its option, exercise its right to demand immediate payment of all liabilities and other indebtedness and amounts owed to Lender by Borrowers. Conditions for an event of default remain unchanged by the Amendment.

 Agent is secured by a grant of (i) a first lien security interest in all assets of the Borrowers (other than Wholesale) and (ii) a second lien security interest in all assets of Wholesale (clauses (i) and (ii), collectively, the “Collateral”), except that the Collateral should not include (a) more than 65% of the presently existing and later arising issued and outstanding shares of capital stock owned by any Borrower of any foreign subsidiary which shares entitle the holder thereof to vote for directors or any other matter and (b) nonassignable licenses or contracts.

The foregoing description of the Amendment is qualified, in its entirety, by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.3, and is incorporated by reference herein.

Warrant

On the Closing Date, the Company issued to Lender a warrant to purchase 20,950 shares of the Company’s Class B Common Stock at an exercise price of $7.16 per share (the “Warrant”). The Warrant is immediately exercisable and expires on October 30, 2023. The Company agreed to file a registration statement registering the resale of the shares underlying the Warrant no later than 90 days after issuance. The information set forth under Item 3.02 of this Current Report on Form 8-K with respect to the Warrant is incorporated herein by reference.

The foregoing description of the Warrant is qualified, in its entirety, by the full text of the Warrant, a copy of which is attached hereto as Exhibit 4.1, and is incorporated by reference herein.

NextGear Floorplan Financing Credit Line

On the Closing Date, Wholesale, as borrower, entered into a floorplan vehicle financing credit line (the “NextGear Credit Line”) with NextGear Capital, Inc. (“NextGear”), as lender, pursuant to that certain Demand Promissory Note and Loan and Security Agreement and Amendment thereto, each dated as of the Closing Date. The available credit under the NextGear Credit Line is initially $63,000,000, will decrease to $55,000,000 after February 28, 2019 and will decrease to zero dollars after October 31, 2019. NextGear retains the exclusive right to make the decision to make an advance to or on behalf of Wholesale, whether or not an event of default has occurred, and NextGear may refuse to make an advance under the NextGear Credit Line at any time, with or without cause and without prior notice of such decision to Wholesale or its affiliates.

Advances under the NextGear Credit Line will bear interest at an initial per annum rate of 5.25%, based upon a 360-day year, and compounded daily, and the per annum interest rate will vary based on a base rate, plus the contract rate, which is currently negative 2.0%, until the outstanding liabilities to NextGear are paid in full.

Advances under the NextGear Credit Line require Wholesale to maintain at least $5,500,000 cash collateral in a reserve account in favor of NextGear, which amount is subject to change in NextGear's sole discretion.

Advances under NextGear Credit Line, if not demanded earlier, are due and payable, without notice, on or before the maturity date, which is (a) for all liabilities relating to inventory or receivables financed, the date set forth on the applicable advance schedule or the date of a maturity event that causes NextGear to declare an event of default, or October 31, 2019; (b) for all liabilities not relating to inventory or receivables financed, 10 days after the date such liability is posted to Wholesale’s account; and (c) for loans in excess of the market value of a unit financed, the date on which such loan is posted to Wholesale’s account. Notwithstanding the foregoing, upon the declaration of an event of default by NextGear, the maturity date for all liabilities will be the earlier of (i) the date on which such event of default is declared by NextGear, or (ii) the date on which such event of default first occurred.

Upon any event of default (including, without limitation, Wholesale’s obligation to pay upon demand any outstanding liabilities of the NextGear Credit Line), NextGear may, at its option and without notice to Wholesale, exercise its right to demand immediate payment of all liabilities and other indebtedness and amounts owed to NextGear and its affiliates by Wholesale and its affiliates.

 The NextGear Credit Line is secured by a grant of a first lien security interest in all of Wholesale’s assets. Payment to NextGear is guaranteed by unsecured guaranties of each of the Company and Merger Sub (collectively, the “Parent Guaranties”).

In connection with the Amendment and the NextGear Credit Line, NextGear and Agent will enter into an intercreditor agreement (the “Wholesale Inventory Financing Intercreditor Agreement”) within 30 days of the Closing Date, by and among NextGear and Agent, in form and substance satisfactory to NextGear and Agent in Agent’s reasonable discretion. The terms of the Wholesale Inventory Financing Intercreditor Agreement and any additional intercreditor arrangements will control the priority of Agent’s security interest in the Collateral of Wholesale relative to NextGear’s security interest in the Collateral of Wholesale.

The foregoing description of the NextGear Credit Line and Parent Guaranties does not purport to be complete and is qualified in its entirety by the terms and conditions of the NextGear Credit Line and Parent Guaranties, which are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The Private Placement

On October 25, 2018 (the “Placement Date”), the Company also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company agreed to sell in a private placement (the “Private Placement”) an aggregate of 3,030,000 shares of its Class B Common Stock (the “Private Placement Shares”), at a purchase price of $7.10 per share for non-affiliates of the Company, and, with respect to directors participating in the Private Placement, at a price of $8.10 per share. The gross proceeds for the private placement were approximately $21.6 million. National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation, and Craig-Hallum Capital Group (together the “Placement Agents”) served as the placement agents for the Private Placement. The Company paid the Placement Agents a fee of 6.5% of the gross proceeds in the Private Placement. Net proceeds from the Private Placement and $5,000,000 funded under the Tranche II Advance were used to partially fund the cash consideration of the Wholesale Merger and the Express Acquisition and the balance will be used for working capital purposes. In connection with the Private Placement, the Company and the Placement Agents entered into an Escrow Agreement to facilitate the Private Placement, which is included as Exhibit A to the Securities Purchase Agreement, attached hereto as Exhibit 10.6.

Denmar Dixon, a member of the Company’s Board of Directors, invested through Blue Flame Capital, LLC (an entity controlled by Mr. Dixon) $243,000 in the Private Placement for 30,000 shares of Class B Common Stock.  Also, Joseph Reece, a member of the Company’s Board of Directors, individually invested $81,000 in the Private Placement for 10,000 shares of Class B Common Stock. These purchases were approved by the Company’s Board of Directors in accordance with Rule 16b-3(d)(1) of the Exchange Act. Messrs. Dixon and Reece abstained from the Company’s Board of Directors’ vote in favor of the Private Placement.

Pursuant to the Securities Purchase Agreement, the Company has agreed to file with the SEC a registration statement with respect to the resale of the Private Placement Shares purchased by the Investors under the Securities Purchase Agreement no later than 30 days after the Placement Date, and to have such registration statement declared effective by the SEC no later than (i) 90 days after the Placement Date in the event the SEC does not review such registration statement, or, if earlier, five business days after a determination by the SEC that it will not review such registration statement, or (ii) 180 days after the Placement Date in the event the SEC does review such registration statement, or, if earlier, five business days after the completion of any review by the SEC. In the event the Company does not file such registration statement or does not cause such registration statement to become effective by the applicable deadline or after such registration statement becomes effective it is suspended or ceases to be effective, then the Company will be required to make certain payments as liquidated damages to the Investors under the Securities Purchase Agreement.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

The shares of Series B Preferred (including the underlying Class B Common Stock) issued in the Wholesale Merger and the Class B Common Stock issued in the Private Placement and the Warrant (including the underlying Class B Common Stock) were and will be issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and Regulation D thereunder, as a sale not involving any public offering.

Lock-up Agreements

On October 25, 2018, and as a condition precedent to the closing of the Private Placement, the directors and executive officers of the Company delivered executed lock-up agreements (the “Lock-Up Agreements”) to the Placement Agents, pursuant to which the directors and executive officers of the Company agreed, subject to certain customary exceptions, not to sell, transfer or dispose of any Company common stock for a period of ninety (90) days from the Closing Date.

This description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of the Lock-Up Agreement, a copy of which is attached as Exhibit A to the Securities Purchase Agreement attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Creation of Series B Convertible Preferred Stock

On the Placement Date, the Company filed the Certificate of Designation, Preferences, and Rights of Series B Non-Voting Convertible Preferred Stock (“Certificate of Designation”) with the Secretary of State for the State of Nevada, designating 2,500,000 shares of the Company’s preferred stock, par value $0.001 per share, as Series B Preferred. Shares of Series B Preferred rank pari passu with the Class B Common Stock, except that holders of Series B Preferred shall not be entitled to vote on any matters presented to the stockholders of the Company. The Certificate of Designation became effective on the Placement Date.

Each share of Series B Preferred is convertible on a one-for-one basis into shares of the Company’s Class B Common Stock. The Series B Preferred will automatically convert into Class B Common Stock 21 days after the mailing of a definitive information statement of the type contemplated by and in accordance with Regulation 14C of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), to the Company’s stockholders, without any further action on the part of the Company or any holder.

In connection with the Wholesale Merger, stockholders of the Company holding a majority of the voting power of the Company’s common stock approved the conversion of the Series B Preferred into an equal number of shares of Class B Common Stock. A definitive information statement describing the acquisitions and the conversion will be mailed to non-consenting stockholders of the Company in accordance with Regulation 14C of the Exchange Act.

The foregoing description of the Series B Preferred is qualified, in its entirety, by the full text of the Certificate of Designation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference herein.

Item 8.01    Other Events.

On the Closing Date, the Company issued a press release announcing the closing of the Wholesale Merger, the Express Acquisition and the Private Placement. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report is required to be filed.

(d) Exhibits

Exhibit No.
Description

2.1
Agreement and Plan of Merger, dated October 26, 2018, by and among RumbleOn, Inc., RMBL Tennessee, LLC, Wholesale Holdings, Inc., Steven Brewster and Janet Brewster, Wholesale, LLC, and Steven Brewster as representative, and for limited purposes, Marshall Chesrown and Steven R. Berrard.*

2.2
Amendment to the Agreement and Plan of Merger, dated October 29, 2018, by and among RumbleOn, Inc., RMBL Tennessee, LLC, Wholesale Holdings, Inc., Steven Brewster and Janet Brewster, Wholesale, LLC, and Steven Brewster as representative.

2.3	Membership Interest Purchase Agreement, dated October 26, 2018, by and among RumbleOn, Inc. Steven Brewster, Justin Becker, and Steven Brewster as representative.*
3.1	Certificate of Designation for the Series B Preferred Stock
4.1	Warrant to Purchase Class B Common Stock, dated October 30, 2018
10.1	Registration Rights Agreement, dated October 30, 2018, by and among RumbleOn, Inc., Steven Brewster and Janet Brewster, and Steven Brewster as representative.
10.2	Escrow Agreement, dated October 30, 2018, by and among RumbleOn, Inc., Steven Brewster as representative, and Continental Stock Transfer and Trust Company.
10.3
Amendment to Loan and Security Agreement, dated October 30, 2018, by and among the Company, NextGen Pro, LLC, RMBL Missouri, LLC, RMBL Texas, LLC, RMBL Tennessee, LLC, Wholesale, LLC, Wholesale Express, LLC, RMBL Express, LLC, and Hercules Capital, Inc.

10.4	Demand Promissory Note and Loan and Security Agreement, dated October 30, 2018, by and between NextGear Capital, Inc. and Wholesale, LLC.
10.5	Corporate Guaranty, in favor of NextGear Capital, Inc., dated October 30, 2018.
10.6	Form of Securities Purchase Agreement, dated October 25, 2018.
10.7	Form of Lock-Up Agreement, dated October 25, 2018 (included as Exhibit D to the Securities Purchase Agreement attached hereto as Exhibit 10.6).
99.1	Press Release

* Schedules and similar attachments to the Agreement and Plan of Merger and the Membership Interest Purchase Agreement, both dated as of October 26, 2018,  have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: October 31, 2018	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer